                                                                   Exhibit 10.24


                                 LEASE AGREEMENT

                                     Between

                        FORTIS BENEFITS INSURANCE COMPANY
                            a Minnesota corporation,
                                   as Landlord

                                       And

                                  FORTIS, INC.,
                              a Nevada corporation,
                                    as Tenant

                           Dated as of October 1, 2000

                                TABLE OF CONTENTS

                                 LEASE AGREEMENT

NO.   DESCRIPTION                                                              PAGE
---   -----------                                                              ----
1.    Premises..............................................................     1
2.    Lease Term............................................................     1
3.    Base Rent.............................................................     1
4.    Rent Payment..........................................................     1
5.    Late Charge...........................................................     2
6.    Partial Payment.......................................................     2
7.    Construction of this Agreement........................................     2
8.    Use of Premises.......................................................     2
9.    Definitions...........................................................     3
10.   Repairs By Landlord...................................................     3
11.   Repairs By Tenant.....................................................     3
12.   Alterations and Improvements..........................................     3
13.   Operating Expenses....................................................     4
14.   Telecommunications Equipment..........................................     8
15.   Acceptance and Waiver.................................................     8
16.   Signs.................................................................     8
17.   Advertising...........................................................     8
18.   Removal of Fixtures...................................................     9
19.   Entering Premises.....................................................     9
20.   Services..............................................................     9
21.   Indemnities...........................................................    10
22.   Insurance; Waivers....................................................    11
23.   Government Requirements...............................................    13
24.   Abandonment of Premises...............................................    13
25.   Assignment and Subletting.............................................    13
26.   Default...............................................................    14
27.   Remedies..............................................................    14
28.   Destruction or Damage.................................................    15
29.   Eminent Domain........................................................    15
30.   Renewal Options.......................................................    16
31.   Mortgagee's Rights....................................................    17
32.   Tenant's Estoppel.....................................................    18
33.   Attorney's Fees.......................................................    18
34.   Parking...............................................................    18
35.   Storage...............................................................    18
36.   Waste Disposal........................................................    19
37.   Surrender of Premises.................................................    19
38.   Cleaning Premises.....................................................    19
39.   No Estate In Land.....................................................    19
40.   Cumulative Rights.....................................................    19
41.   Paragraph Titles; Severability........................................    19

NO.   DESCRIPTION                                                              PAGE
---   -----------                                                              ----
42.   Damage or Theft of Personal Property..................................    20
43.   Holding Over..........................................................    20
44.   Termination Right.....................................................    20
45.   Rules and Regulations.................................................    20
46.   Quiet Environment.....................................................    20
47.   Entire Agreement......................................................    20
48.   Limitation of Liability...............................................    20
49.   Submission of Agreement...............................................    21
50.   Broker Disclosure.....................................................    21
51.   Notices...............................................................    21
52.   Force Majeure.........................................................    21

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

                             BASIC LEASE PROVISIONS

         The following is a summary of some of the Basic Provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control.

1.       Building (See Section 1):             500 Bielenberg Drive
                                               Woodbury, Minnesota 55125

2.       Premises (See Section 1):

         Suite:                                200

         Floor:                                2nd Floor

         Rentable Square Feet:                 Approximately 44,000

3.       Term (See Section 2):                 10 years

4.       Base Rent (See Section 3):            $15 per rentable square foot per year

5.       Tenant's Share (See Section 13):      13%

6.       Notice Address (See Section 51)

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter called the "Lease") is made and entered into as of the 1st day of October, 2000, by and between Fortis Benefits Insurance Company, a Minnesota corporation (hereinafter called "Landlord"); and Fortis, Inc., a Nevada corporation (hereinafter called "Tenant").

         1. PREMISES. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord, for use as described in Section 8 below, the following described space (hereinafter called the "Premises"):

Approximately 44,000 rentable square feet of space located on the 2nd floor of a 5-story building (the "Building"), designated as 500 Bielenberg Drive, Woodbury, Minnesota 55125 and located on the real property described in Exhibit "A" attached hereto (the "Property"). The Building and Property are collectively referred to herein as the "Project." Landlord and Tenant acknowledge that the number of rentable square feet described above has been confirmed and conclusively agreed upon by the parties. The Premises are being leased by Landlord to Tenant "as-is, where-is." Tenant is fully aware of the condition of the Premises and accepts them "as-is, where-is." Landlord is not obligated to construct any leasehold improvements or to provide Tenant any improvement allowance.

         2. LEASE TERM. Tenant shall have and hold the Premises for a term ("Term") commencing on the date set forth in the introductory paragraph to this Lease (the "Commencement Date") and shall terminate at midnight on the last day (the "Expiration Date") of the calendar month in which the tenth (10th) anniversary of the Commencement Date occurs, unless sooner terminated or extended as hereinafter provided.

         3. BASE RENT. Tenant shall pay to Landlord, at such place as Landlord shall designate in writing to Tenant, annual base rent ("Base Rent") during each Lease Year of Fifteen Dollars ($15.00) per rentable square foot (which is $660,000 in aggregate per Lease Year). The term "Lease Year", as used in the Basic Lease Provisions and throughout this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, with the first such twelve (12) month period commencing on the Commencement Date; provided, however, if the Commencement Date occurs other than on the first day of a calendar month the first Lease Year shall be that partial month plus the first full twelve (12) months thereafter.

         4. RENT PAYMENT. The Base Rent for each Lease Year shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this Lease. One monthly installment of Base Rent shall be due and payable on the Commencement Date and on or before the first day of each calendar month following the Commencement Date during the Term hereof, provided, that if the Commencement Date should be a date other than the first day of calendar month, the monthly Base Rent installment paid on the Commencement Date by Tenant shall be appropriately prorated. Tenant shall pay, as Additional Rent, all other sums due from Tenant under this Lease (the term "Rent", as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord).

         5. LATE CHARGE. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) business day following the date Tenant was invoiced, and, in either event, Tenant does not cure such late payment within five (5) business days following Landlord's written notice to Tenant, a late charge of two percent (2%) percent of such past due amount shall be immediately due and payable as Additional Rent and interest shall accrue from the date past due until paid at the lower of twelve percent (12%) per annum or the highest rate permitted by applicable law.

         6. PARTIAL PAYMENT. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

         7. CONSTRUCTION OF THIS AGREEMENT. No failure of either party to exercise any power given to it hereunder, or to insist upon strict compliance by the other party of its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. Time is of the essence of this Lease.

         8.       USE OF PREMISES.

                  (a) Tenant shall use and occupy the Premises for general office purposes of a type customary for similar office buildings and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building, nor in any manner inconsistent with the nature of the Building. Tenant's use of the Premises shall include the appurtenant right to use the Premises for purposes complimentary to general office uses including, without limitation, computer rooms, conference rooms, exercise rooms, warming kitchens, break rooms and dining facilities. Landlord acknowledges that Tenant shall have the exclusive right to continue to use the generator which is located on the Property (together with conduit from the generator to the Premises) to provide emergency power to the Premises. Tenant shall maintain such generator in good condition and repair. Tenant may, but shall not be obligated to, at Tenant's expense, remove such generator upon the expiration or termination of this Lease, provided Tenant repairs all damage caused by said removal.

                  (b) Tenant shall not cause or permit the receipt, storage, use, location or handling on the Property (including the Building and Premises) of any product, material or merchandise which is explosive, highly inflammable, or a "hazardous or toxic material," as that term is hereafter defined. "Hazardous or toxic material" shall include all materials or substances which have been determined to be hazardous to health or the environment, including, without limitation hazardous waste (as defined in the Resource Conservation and Recovery Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization
Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticide (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); asbestos and radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of de minimis amounts of hazardous or toxic materials which are in compliance with all applicable laws, ordinances and regulations and are customarily present in a general office use (e.g., copying machine chemicals and kitchen cleansers).

         9. DEFINITIONS. "Landlord," as used in this Lease, shall include the party named in the first paragraph hereof, its representatives, assigns and successors in title to the Premises. "Tenant" shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant's assignees or subtenants, as to the Premises, or portion thereof, covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members partners, employees or agents of any such entities) or individual, as may fit the particular parties.

         10. REPAIRS BY LANDLORD. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as set forth in this Lease. Except for damage caused by casualty and condemnation (which shall be governed by Sections 28 and 29 below), and subject to normal wear and tear, Landlord shall maintain in good repair the exterior walls, glass, roof, common areas, foundation, all structural portions and the mechanical, electrical, plumbing and HVAC systems of the Building, as well as all common areas, parking areas and driveways located on the Property or serving the Building.

         11. REPAIRS BY TENANT. Except as described in Section 10 above and except for damage caused by casualty or condemnation. Tenant shall, at its own cost and expense, maintain the Premises in good repair and in a neat and clean, first-class condition, including making all necessary repairs and replacements.

         12. ALTERATIONS AND IMPROVEMENTS. Except for minor, decorative alterations which do not affect the Building structure or systems or are not visible from outside the Premises, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord's written consent for such alterations or additions, which consent shall not be unreasonably withheld, conditioned or delayed. Upon Landlord's request, Tenant will furnish Landlord plans and specifications for any proposed alterations, additions or improvements that require Landlord's consent. Any alterations, physical additions or improvements shall at once become the property of Landlord. Tenant shall not be obligated to remove any alterations, additions or improvements from the Premises upon the expiration or termination of this Lease. All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements must be made in a good, first-class, workmanlike manner and in a manner that does not disturb other tenants (i.e., any loud work must be performed during non-business hours) and Tenant must maintain appropriate liability and builder's risk insurance throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against all claims for damages or death of persons or damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals thereof, any ad valorem or Property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due.

         13.      OPERATING EXPENSES.

                  (a) Tenant agrees to reimburse Landlord throughout the Term, as Additional Rent hereunder for Tenant's Share (as defined below) of the annual Operating Expenses (as defined below). The term "Tenant's Share" shall mean the percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building. Landlord and Tenant hereby agree that Tenant's Share is thirteen percent (13%). If Tenant does not occupy the Premises during the entire full calendar year in which the Term of this Lease commences or ends, Tenant's Share of Operating Expenses for the applicable calendar year shall be appropriately prorated for the partial year, based on the number of days Tenant has occupied the Premises during that year.

                  (b) Operating Expenses shall be all those reasonable, customary expenses of operating, servicing, managing, maintaining and repairing the Property, Building, and all parking areas and related common areas in a manner consistent with similar office buildings in the metropolitan Minneapolis, Minnesota area. Operating Expenses shall mean the following:

                           (1)      All taxes and assessments, whether general
or special, applicable to the Property and the Building, which shall include real and personal property ad valorem taxes, and any and all reasonable costs and expenses incurred by Landlord in seeking a reduction of any such taxes and assessments. However, Tenant shall not be obligated for taxes on the net income from the operation of the Building, unless there is imposed in the future a tax on rental income on the Building in lieu of the real property ad valorem taxes, in which event such tax shall be deemed an Operating Expense of the Building. In addition, any special assessments payable in installments shall be deemed paid in the maximum number of permissable installments and only the minimum required annual installment may be included in Operating Expenses in any year.

                           (2)      Insurance premiums and deductible amounts,
including, without limitation, for commercial general liability, "all risks" property, rent loss and other customary insurance carried by Landlord on the Building and Property.

                           (3)      All utilities, including, without
limitation, water, power, heating, lighting, ventilation, sanitary sewer and air conditioning of the Building, but not including those utility charges actually paid by Tenant or other tenants of the Building.

                           (4)      Janitorial and maintenance expenses,
including:

                                    (i)      Janitorial services and janitorial
supplies and other materials used in the operation and maintenance of the Building;

                                    (ii)     The cost of, maintenance and
service agreements on equipment, window cleaning, grounds maintenance, pest control, security, trash and snow removal, and other similar services or agreements;

                           (5)      Management fees not in excess of three
percent (3%) of gross base rentals (or a charge equal to fair market management fees);

                           (6)      The costs, including interest, amortized
over its useful life, of any capital improvement made to the Building by or on behalf of Landlord after the date of this Lease which is required under any governmental law or regulation (or any judicial interpretation thereof) that was not applicable to the Building as of the date of this Lease, and of the acquisition and installation of any device or equipment designed to improve the operating efficiency of any system within the Building or which is acquired to improve the safety of the Building or Project.

                           (7)      All services, supplies, repairs,
replacements or other expenses directly and reasonably associated with servicing maintaining, managing and operating the Building, including, but not limited to the lobby, vehicular and pedestrian traffic areas and other common use areas.

                           (8)      Wages and salaries of Landlord's employees
(not above the level of Building Manager) engaged in the maintenance, operation, repair and services of the Building, including taxes, insurance and customary fringe benefits.

                           (9)      Legal and accounting costs.

                           (10)     Costs to maintain and repair the Building
and Property.

                           (11)     Landscaping and security costs unless
Landlord hires a third party to provide such services pursuant to a service contract and the cost of that service contract is already included in Operating Expenses as described above.

         The following items shall be excluded from Operating Expenses:

                                    (i)      Wages and salaries of individual
partners of Landlord or if Landlord is a corporation, then wages and salaries of any officers and executives above the level of Building Manager;

                                    (ii)     The cost of any items for which
Landlord receives reimbursement or is otherwise compensated, such as by insurance proceeds, warranties and condemnation awards;

                                    (iii)    The cost of any additions to the
Building subsequent to the date of original construction or any alterations or refurbishing of space leased to other tenants of the Building;

                                    (iv)     Cost of any work or service
performed for any tenant (including Tenant) at such tenant's cost, or to the extent in excess of the services provided to Tenant by Landlord pursuant to the terms of this Lease;

                                    (v)      Cost of installing, operating, and
maintaining any specialty service such as the dining club, a cafeteria, health club, an observatory, broadcasting facility, retail store, sundry shop, newsstand, or concession and any real estate taxes with respect to any such specialty services, but only to the extent such costs and taxes exceed those which normally would be expected to be incurred had such space been general office space;

                                    (vi)     Cost of correcting defects in
construction;

                                    (vii)    Cost of any repair following a
casualty;

                                    (viii)   Any payment of whatsoever kind due
under the terms of any mortgage, ground lease or other underlying lease;

                                    (ix)     Any real estate brokerage
commissions or other cost incurred in procuring tenants or any fee in lieu of such commission;

                                    (x)      Rental payment for the Building
equipment such as HVAC equipment and elevators, and rental payments for equipment not used in the operation or maintenance of the Building;

                                    (xi)     Legal expenses, accounting expenses
or other professional fees arising out of the ownership or sale of the Building or the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or the Building, including this Lease, or arising out of any matter whatsoever other than directly in connection with the Operating Expenses or Taxes;

                                    (xii)    The cost of operating and
maintaining parking facilities if Landlord charges separately for parking;

                                    (xiii)   Capital expenses of any kind
whatsoever except as expressly permitted above;

                                    (xiv)    Costs paid to any affiliates or
parties related to Landlord for services or materials in excess of the amount which would be paid to an unrelated third party at market prices for such services or materials;

                                    (xv)     Advertising expenses incurred in
connection with the marketing of the Building or any rentable space therein;

                                    (xvi)    The cost of overtime or other
expense to Landlord in curing its defaults;

                                    (xvii)   Any amounts payable by Landlord by
way of indemnity for damages or which constitute a fine or penalty, including interest or penalties for any later payment; and

                                    (xviii)  Repairs or construction
necessitated by violations of laws in effect and requiring compliance as of the date of this Lease.

                  (c) (i) Landlord shall, on or before the Commencement Date and on or before December 20 of each calendar year, provide Tenant a statement of the estimated monthly installments of Tenant's Share of Operating Expenses which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the upcoming calendar year, as the case may be. As soon as practicable after December 31 of each calendar year during the Term of this Lease, Landlord shall furnish to Tenant an itemized statement of the Operating Expenses within the Building for the calendar year then ended. Upon reasonable prior written request given not later than sixty (60) days following the date Landlord's statement is delivered to Tenant Landlord will promptly provide Tenant detailed documentation to support the itemized statement and, if Tenant so elects, Tenant may audit Landlord's books and records. Any such audit will take place in the Building management office during normal business hours on dates reasonably acceptable to both parties. If Tenant does not notify Landlord of any objection to Landlord's itemized statement within thirty (30) days after Landlord makes its books and records available for audit by Tenant as described above, Tenant shall be deemed to have accepted such statements as true and correct and shall be deemed to have waived any right to dispute the excess Operating Expenses due pursuant to that statement. If Tenant does so notify Landlord of an objection, and the parties are unable to resolve the dispute within thirty (30) days after Tenant delivers such notice of objection, the parties shall mutually agree upon one of the so-called "Big Five" accounting firms and shall submit the dispute to that firm for resolution, which resolution shall be final and binding upon both parties.

                                    (ii)     Tenant shall pay to Landlord,
together with its monthly payment of Base Rent as provided in Sections 3 and 4 hereinabove, as Additional Rent hereunder, the estimated monthly installment of Tenant's Share of the Operating Expenses for the calendar year in question. At the end of any calendar year if Tenant has paid to Landlord an amount in excess of Tenant's Share of Operating Expenses for such calendar year, Landlord shall reimburse to Tenant any such excess amount (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of Additional Rent due hereunder, at the option of Landlord). At the end of any calendar year if Tenant has paid to Landlord less than Tenant's Share of excess Operating Expenses for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual statement.

                                    (iii)    For the calendar year in which this
Lease terminates, and is not extended or renewed, the provisions of this Section shall apply, but Tenant's Share for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the pro rata portion of Tenant's Share for such calendar year (in the manner provided above) and when the actual prorated Tenant's Share for such calendar year is determined Landlord shall send a statement to Tenant and if such statement reveals that Tenant's estimated payments for the prorated Tenant's Share for such calendar year exceeded the actual prorated Tenant's Share for such calendar year, Landlord shall include a check for that amount along with the statement. If the statement reveals that Tenant's estimated payments for the prorated Tenant's Share for such calendar year were less than the actual prorated Tenant's Share for such calendar year, Tenant shall pay the shortfall to Landlord within thirty
(30) days of the date Tenant receives Landlord's statement.

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

                                    (iv)     If the Building is less than
ninety-five percent (95%) occupied throughout any calendar year of the Term, then the actual Operating Expenses for the calendar year in question shall be increased to the amount of Operating Expenses which Landlord reasonably determines would have been incurred during that calendar year if the Building had been fully occupied throughout such calendar year.

         14. TELECOMMUNICATIONS EQUIPMENT. Tenant shall be entitled to install and maintain on the roof of the Building up to three (3) satellite dishes. Each satellite dish may not exceed five (5) feet in diameter. The cost of installing any such satellite dishes shall be borne solely by Tenant. Tenant must obtain the prior approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, of the exact location and method of installation of any such satellite dishes as well as the method for screening any such satellite dishes. Tenant will cause its satellite dishes not to interrupt or interfere with the operation of any of Landlord's satellite dishes or those of any other tenant. Landlord will ensure that neither its satellite dishes nor those of any other tenant of the Building interrupt or interfere with the operation of Tenant's satellite dishes. Tenant shall remove any and all satellite dishes from the roof of the Building on the expiration or termination of this Lease and shall repair any damage caused to the roof by such removal.

         15. ACCEPTANCE AND WAIVER. Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is a corporation, its officers, agents, employees, guests or invitees) for any damage caused to any of them due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Building and every appurtenance thereof, and Tenant by said act waives any and all defects therein; provided, however, that this Section shall not apply to any damages or injury caused by or resulting from the negligence or willful misconduct of Landlord.

         16. SIGNS. Tenant shall be entitled to keep and maintain a Building standard suite entry sign on the door to the Premises or adjacent to the entry to the Premises and in the elevator lobby on the 2nd floor of the Building. Tenant shall also be entitled to a prominent entry on the Building monument sign located adjacent to the main entry to the Building. Tenant shall be entitled to its proportionate share of the entries in the Building directory located in the main lobby of the Building. Otherwise, Tenant shall not paint or place signs, placards, or other advertisements of any character upon the windows or inside walls of the Premises except with the consent of Landlord, and Tenant shall place no signs upon the outside walls, common areas or the roof of the Building.

         17. ADVERTISING. Landlord may advertise the Premises as being "For Rent" at any time following a default by Tenant which remains uncured and at any time within one hundred eighty (180) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods may exhibit the Premises to prospective tenants after providing reasonable notice to Tenant and observing Tenant's security procedures.

         18. REMOVAL OF FIXTURES. If Tenant is not in default hereunder, Tenant may, but shall not be obligated to, prior to the expiration of the Term of this Lease, or any extension thereof, remove any fixtures and equipment which it has placed in the Premises which can be removed without significant damage to the Premises, provided Tenant repairs all damages to the Premises caused by such removal.

         19. ENTERING PREMISES. Landlord may enter the Premises at reasonable hours provided that Landlord's entry shall not unreasonably interrupt Tenant's business operations and provided that at least 24 hours prior notice is given (except in an emergency, when no notice is required): (a) to make repairs, perform maintenance and provide other services described in Section 20 below (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises to see that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof; and (c) to exercise any other right or perform any other obligation that Landlord has under this Lease. Tenant may require that an employee of Tenant be permitted to accompany Landlord during any such entry.

         20.      SERVICES.

                  (a) The normal business hours of the Building shall be from 7:00 A.M. to 7:00 P.M, on Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturday, exclusive of the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving (and the day after Thanksgiving) and Christmas ("Building Holidays"). Landlord shall furnish the following services during the normal business hours of the Building (except as noted) and all such services shall be provided at levels, in types and amounts at least equal to the level, types and amounts being provided to the Premises as of the date of this Lease and otherwise at least equal to the level, types and amounts reasonable and customary for similar office buildings in the metropolitan Minneapolis, Minnesota area:

                                    (i)      Elevator service for passenger and
delivery needs, with at least one (1) elevator available 24 hours, 7 days per week;

                                    (ii)     Air conditioning, 24 hours per day,
7 days per week, adequate to cool the Premises in warm weather and heat adequate to warm the Premises in cool weather so that the temperature of the Premises remains, at all times, between 68 degrees Fahrenheit and 75 degrees Fahrenheit, as selected by Tenant operating its own thermostat;

                                    (iii)    Mens' and womens' restrooms and
lavatories on each floor of the Building with at least the number of fixtures located therein and as exist on the date of this Lease, all of which are fully operational;

                                    (iv)     Soap, paper towels, and toilet
tissue all public restrooms;

                                    (v)      Janitorial service Monday through
Friday and once on the weekend;

                                    (vi)     Custodial, electrical and
mechanical maintenance services Monday through Friday;

                                    (vii)    Electric power for lighting and
outlets not in excess of a total of 7 watts per rentable square foot of the Premise at 100% connected load;

                                    (viii)   Replacement of Building standard
lamps and ballasts as needed;

                                    (ix)     Repairs and maintenance as
described in Section 10 of this Lease; and

                                    (x)      General management, including
supervision, inspections, recordkeeping, accounting, leasing and related management functions.

                  (b) Tenant shall have no right to any services in excess of those provided herein except after hours HVAC service which will be provided by Landlord, upon oral request by 4:00 p.m. weekdays for evening service and by
4.00 p.m. Friday for weekend service. The cost for after-hours HVAC service shall be $25.00 per hour. If Tenant uses other services in an amount or for a period in excess of that provided for herein, Landlord reserves the right to: charge Tenant as Additional Rent hereunder a reasonable sum as reimbursement for the direct cost of such added services and to charge Tenant for the cost of any additional equipment or facilities or modifications thereto, necessary to provide the additional services.

                  (c) Landlord shall not be liable for any damages directly or indirectly resulting from the interruption in any of the services described above, nor, except as set forth below, shall any such interruption entitle Tenant to any abatement of Rent. Landlord shall use all reasonable efforts to furnish uninterrupted services as required above. Notwithstanding anything to the contrary set forth hereinabove, if any of the essential services to the Premises (electricity, water, sanitary sewer, HVAC or elevator service) are interrupted and Tenant's use of the Premises is materially, adversely affected by such interruption, and the interruption continues for three (3) or more consecutive business days, the Rent due under this Lease shall be abated, in proportion to the material adverse effect, beginning on the fourth (4th) business day of such interruption and continuing until the applicable service is fully restored. This rent abatement shall not apply if the interruption in service is caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors.

         21. INDEMNITIES. Tenant does hereby indemnify and save harmless Landlord against all claims for damages to persons or property which are caused anywhere in the Building or on the Property caused by the negligence or willful misconduct of Tenant, its agents or employees or which occur in the Premises (or arise out of actions taking place in the Premises) unless such damage is caused by the negligence or willful misconduct of Landlord, its agents, or employees. Landlord does hereby indemnify and hold Tenant harmless against all claims for damaged persons or property if caused by the negligence or willful misconduct of Landlord, its agents or employees. The indemnities set forth hereinabove shall include the application to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney's fees. The indemnities contained herein do not override the waivers contained in Section 22(d) below.

         22.      INSURANCE; WAIVERS.

                  (a) Tenant further covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                                    (i)      Liability Insurance in the
Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Tenant's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy year. The insurance coverage required under this Section 22(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in
Section 21 and, if necessary, the policy shall contain a contractual endorsement to that effect. The general aggregate limits under the Commercial General Liability insurance policy or policies must apply separately to the Premises and to Tenant's use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the Commercial General Liability form of policy shall specify all endorsements required herein and shall specify on a face thereof that the limits of such policy applies separately to the Premises.

                                    (ii)     Insurance covering all of the items
included in Tenant's leasehold improvements, heating, ventilating and air conditioning equipment maintained by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Section 10, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief.

                                    (iii)    Workers' Compensation and
Employer's Liability insurance affording statutory coverage and containing statutory limits.

                  (b) All policies of the insurance provided for in Section 22(a) shall be issued by insurance companies with a rating and financial size of not less than A-X in the most current available "Best's Insurance Reports", and licensed to do business in the state of Minnesota. Each and every such policy:

                                    (i)      shall name Landlord as an
additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord) and the coverage in (ii) and (iii) shall also name Landlord as loss payee.

                                    (ii)     shall (and a certificate thereof
shall be delivered to Landlord at or prior to the execution of the Lease) be delivered to each of Landlord and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

                                    (iii)    shall contain a provision that the
insurer will give to Landlord and such other parties in interest at least thirty
(30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                                    (iv)     shall be written as a primary
policy which does not contribute to and is not in excess of coverage which Landlord may carry.

                  (c) Any insurance provided for in Section 22(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

                                    (i)      Landlord and any other parties in
interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

                                    (ii)     the coverage afforded Landlord and
any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

                                    (iii)    any such policy or policies except
any covering the risks referred to in Section 22(a) shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the Tenant's improvements and property more specifically detailed in Section 22(a); and

                                    (iv)     the requirements set forth in this
Section 22 are otherwise satisfied.

                  (d) At all times during the Term of this Lease, Landlord shall maintain in full force and effect (1) all risks property insurance covering one hundred percent (100%) of the full replacement cost of the entire Building and including an agreed amount endorsement so that Landlord has no co-insurance obligations, (ii) Commercial General Liability insurance in types and amounts reasonable and customary for landlords of similar office buildings in the metropolitan Minneapolis, Minnesota area and, in any event with limits at least equal to those required to be carried by Tenant and (iii) Workers' Compensation Insurance with statutorily required coverages and limits. All such insurance shall be maintained by Landlord with insurance companies meeting the requirements set forth in Section 22(b) above. The cost of all such insurance may be included by Landlord in Operating Expenses.

                  (e) Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by "all risks" property insurance, Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable "all risks" fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary "all risks" insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by "all risks" insurance of the type described in Section 22(a)(ii). To further effectuate the provisions of this Section 22(e), Landlord and Tenant both agree to provide copies of this Lease (and in particular, these waivers) to their respective insurance carriers and to require such insurance carriers to waive all rights of subrogation against the other party with respect to property damage covered by the applicable "all risks" fire and casualty insurance policy.

         23. GOVERNMENT REQUIREMENTS. Tenant shall, at its own expense, promptly comply with all requirements of any legally constituted governmental or public authority made necessary by reason of Tenant's unique or particular type of use or occupancy of the Premises, including, without limitation, the Americans with Disabilities Act, Landlord shall be obligated to comply with all laws and requirements of general applicability to all occupied space in the Building.

         24. ABANDONMENT OF PREMISES. If Tenant abandons or vacates the Premises for more than one hundred eighty (180) days without notifying Landlord that Tenant or a permitted assignee or subtenant will reoccupy within one (1) year, Landlord may terminate this Lease, by written notice to Tenant at any time prior to Tenant reoccupying the Premises, but such termination shall not entitle Landlord to pursue any other remedies unless an uncured Event of Default then exists, in which case Landlord may pursue any and all remedies provided by this Lease, at law or in equity.

         25. ASSIGNMENT AND SUBLETTING. Tenant may not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability hereunder and, in the event of any default by Tenant under this Lease, Landlord may, at its option, but without any obligation to do so, elect to treat such sublease or assignment as a direct Lease with Landlord and collect rent directly from the subtenant. If Tenant desires to assign or sublease, Tenant must provide written notice to Landlord describing the proposed transaction in reasonable detail and providing reasonably detailed information concerning the proposed assignee or subtenant, so that Landlord can reasonably evaluate the proposed transaction. Landlord shall notify Tenant within twenty (20) days of its receipt of such notice whether Landlord consents to the requested assignment or sublease. If Landlord fails to respond within such twenty (20) day period, Landlord will be deemed to have consented to the assignment or sublease. If Landlord does consent to any assignment or sublease request and the assignee or subtenant pays to Tenant an amount in excess of the Rent due under this Lease (after deducting all of Tenant's expenses in obtaining such assignment or sublease, amortized in equal monthly installments over the then remainder of the Term), Tenant shall pay 50% of such excess to Landlord as and when the monthly payments are received by Tenant. Notwithstanding anything to the contrary set forth hereinabove, Tenant shall be entitled to assign this Lease or sublet all or any portion of the Premises to any entity which is owned by Tenant, which is owned under common control with Tenant or into which or with which Tenant is merged or which acquires all or substantially all of the stock or assets of Tenant and the preceding sentence of this Section 25 (concerning profit sharing) shall not apply to any such assignment or sublease. Although the consent of Landlord shall not be required with respect to any such transaction, Tenant shall provide written notice of any such assignment or sublease to Landlord within thirty (30) days after such assignment or sublease occurs.

         26. DEFAULT. If Tenant shall default in the payment of Rent herein required when due and fails to cure such default within ten (10) business days after written notice of such default is given to Tenant by Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent, and fails to cure such default within thirty (30) days after written notice of such default is given to Tenant by Landlord or, if such default cannot be cured within thirty
(30) days, Tenant shall not be in default if Tenant promptly commences and diligently pursues the cure to completion as soon as possible; or if Tenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or if Tenant's effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord, at its option, may exercise any or all of the remedies set forth in Section 27 below.

         27.      REMEDIES. Upon the occurrence of any default set forth in
Section 26 above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies:

                  (a) terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without being liable for prosecution or any claim of damages therefor;

                  (b) terminate this Lease as provided in the immediately preceding subsection and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including without limitation, the then present value of (i) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the Term as originally scheduled hereunder, minus
(ii) the aggregate reasonable rental value of the Premises for the same period (as determined by a real estate broker licensed in the State of Minnesota, who has at least ten (10) years experience, immediately prior to the date in question evaluating commercial office space, taking into account all relevant factors including, without limitation, the length of the remaining Term, the then current market conditions in the general area, the likelihood of reletting for a period equal to the remainder of the Term, net effective rates then being obtained by landlords for similar type space in similar buildings in the general area, vacancy levels in the general area, current levels of now construction in the general area and how that would affect vacancy and rental rates during the period equal to the remainder of the Term and inflation), plus (iii) the costs of recovering the Premises, and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorneys' fees, plus (iv) the unpaid Rent earned as of the date of termination, plus interest, all of which sum shall be immediately due and payable by Tenant to Landlord;

                  (c) without terminating this Lease, and without notice to Tenant, Landlord may in its own name, but as agent for Tenant enter into and take possession of the Premises and relet the Premises, or a portion thereof, as agent of Tenant, upon any terms and conditions as Landlord may deem necessary or desirable (Landlord shall have no obligation to attempt to re-let the Premises or any part thereof). Upon any such re-letting, all rentals received by Landlord from such re-letting shall be applied first to the costs incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the Term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder; or

                  (d) pursue such other remedies as are available at law or equity.

         28.      DESTRUCTION OR DAMAGE.

                  (a) If the Building or the Premises are destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that the damage cannot be restored within one hundred eighty (180) days of the date Landlord provides Tenant written notice of a qualified, licensed architect's reasonable estimate of the time necessary to restore the damage, or if the damage results from a cause not covered by standard "all risks" property insurance, both Landlord and Tenant shall have the right to terminate this Lease effective as of the date of such destruction or damage by written notice to the other party on or before thirty (30) days following Landlord's notice described in the next sentence and Rent shall be accounted for as between Landlord and Tenant as of that date. Landlord shall provide Tenant with notice within sixty
(60) days following the date of the damage of the estimated time needed to restore (as evidenced by the certification of an independent qualified, licensed architect) and whether the loss is covered by standard all-risks property insurance coverage.

                  (b) If the Premises are damaged by any such casualty or casualties but this Lease is not terminated as provided in subparagraph (a) above, this Lease shall remain in full force and effect, Rent shall abate as to any portion of the Premises which is not usable, and Landlord shall restore the Premises to substantially the same condition as before the damage occurred as soon as practicable, whereupon full Rent shall recommence.

         29. EMINENT DOMAIN. If the whole of the Property, Building or Premises, or such portion thereof as will make the Property, Building or Premises unusable in the reasonable judgment of either Landlord or Tenant for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, then in either of said events, either party may terminate this Lease by written notice to the other party and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of that date. If this Lease is not terminated, as described above, this Lease shall continue in full force and effect and the Rent shall be reduced pro rata in proportion to the amount of the Premises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord. Tenant shall, however, have the right to pursue any separate award that does not reduce the award to which Landlord is entitled. Landlord will restore the Property, Building and Premises to a complete architectural unit as nearly identical as possible to that which existed prior to the condemnation.

         30. RENEWAL OPTIONS. Provided no default exists at the time of exercise or as of the commencement date of the applicable Renewal Term (as defined below) for which Tenant has been given notice and the applicable cure period has expired, Tenant shall have the right to extend the term of this Lease for two (2) successive periods of five (5) years each ("Renewal Terms") with respect to all or any portion of the Premises, upon all of the following terms and conditions:

         a. Tenant must provide Landlord notice of its intent to exercise of the option for the applicable Renewal Term not less than one hundred eighty (180) days prior to the expiration date of the Term or the first Renewal Term, as the case may be. Tenant may not exercise the option for the second Renewal Term unless it exercised the option for, and occupied for the Premises for, all of the first Renewal Term.

         b. The Base Rent for both the first and the second Renewal Terms shall be the Market Rental Rate (as defined below). The term "Market Rental Rate" shall mean the then prevailing market rental rate, as of the date of Tenant's notice, on a per rentable square foot basis, taking into account all relevant factors, including, without limitation, size of space, age, location and quality of building, length of term, method of paying operating costs, services provided, and taking into account improvement allowances, brokerage commissions and other concessions then being provided as part of a market rate transaction.

                  (i) If Tenant exercises its renewal option for either the first or second Renewal Terms by written notice to Landlord as provided above ("Notice Date"), Landlord and Tenant shall meet promptly and shall negotiate, in good faith, to reach agreement on the Market Rental Rate within thirty (30) days following the Notice Date.

                  (ii) If Landlord and Tenant are unable to agree on the Market Rental Rate, then, within sixty (60) days of the Notice Date, Landlord and Tenant shall mutually agree upon a commercial real estate broker who has at least ten (10) years experience, immediately prior to the date in question, evaluating Market Rental Rates for similar real estate in the metropolitan Minneapolis, Minnesota suburban market and who has not been employed by either Landlord or Tenant. If the parties are unable to agree on a broker the parties shall ask the commercial division of the Minneapolis Board of Realtors to designate a broker. The broker agreed upon or so designated is hereinafter referred to as the "Broker". Within ten (10) business days after the Broker has been agreed upon or appointed, Landlord and Tenant shall each deliver to Broker in writing their respective written determinations of the Market Rental Rate. Within thirty (30) days after receipt of the final written determinations, the Broker shall select Landlord's determination or Tenant's determination, but no other amount, as the Market Rental Rate. The Broker shall promptly notify Landlord and Tenant which party's determination of the Market Rental Rate has been selected. The fees and expenses of the Broker shall be borne equally by Landlord and Tenant.

                  (iii) The determination of the Market Rental Rate as provided above shall be final, binding and conclusive on both Landlord and Tenant, shall be considered a final award pursuant to the rules of the American Arbitration Association and any applicable state or federal law and judgment may be had on the award in any court of competent jurisdiction.

         31.      MORTGAGEE'S RIGHTS.

                  (a) Landlord represents and warrants that the Property is not subject to any Security Documents (as defined below). Tenant agrees that this Lease shall be subject and subordinate (i) to any mortgage, deed to secure debt or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) to any assignment of Landlord's interest in the leases and rents from the Building or Property which any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) to any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as "Security Documents"); provided, however, that Tenant's agreement to subordinate shall be subject, in all cases, to the condition precedent that Landlord must obtain from the holder of any Security Documents ("Holder"), a fully-executed Subordination Non-Disturbance and Attornment Agreement, in form and substance satisfactory to Tenant ("SNDA"), Tenant agrees, upon request of any Holder, to hereafter execute a SNDA in form reasonably acceptable to Tenant.

                  (b) In the event of a foreclosure pursuant to any Security Documents, Tenant shall at the election of the Landlord, but only in accordance with an executed SNDA, thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between the purchaser at such foreclosure ("Purchaser"), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of Holder, an SNDA.

                  (c) Tenant hereby acknowledges that if the interest of Landlord hereunder is covered by an assignment of Landlord's interest in Lease, Tenant shall pay all Rent due and payable under the Lease directly to the Holder of the assignment of Landlord's interest in Lease upon notification of the exercise of the rights thereunder by the Holder thereof.

                  (d) Notwithstanding anything to the contrary set forth in this Section 31, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

         32. TENANT'S ESTOPPEL. Tenant shall, from time to time, upon not less than fifteen (15) business days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in default hereunder and has no offsets or defenses against Landlord under this Lease, and whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or by a mortgagee of Landlord's interest or assignee of any security deed upon Landlord's interest in the Premises.

         33. ATTORNEY'S FEES. In the event of any action or litigation between Landlord and Tenant to interpret or enforce the terms, provisions and conditions of this Lease, the losing party shall be obligated to reimburse the prevailing party for all reasonable, actual attorneys' fees, costs and expenses incurred in connection with such action. Any arbitrator or court who has jurisdiction over any such proceeding is hereby directed to determine which of the two parties should be required to pay the attorneys' fees, costs and expenses.

         34. PARKING. Tenant shall be entitled to the use of its proportionate share of the parking spaces in the parking facilities located on the Property. All such parking spaces provided to Tenant (and any parking spaces used by Landlord or which Landlord makes available to other tenants or occupants) shall be unreserved (except for spaces reserved for handicapped persons) and are to be used by Tenant, its employees and invitees in common with the other tenants of the Building and their employees and invitees on a first-come, first-served basis (subject to Landlord's obligation to regulate usage so that Tenant has access, at all times, to its proportionate share of the spaces). The use of the parking spaces is provided by Landlord to Tenant without additional charge throughout the Term.

         35. STORAGE. If Landlord makes available to Tenant any storage space outside the Premises, anything stored therein shall be wholly at the risk of Tenant, and Landlord shall have no responsibility or liability for the items stored therein.

         36.      WASTE DISPOSAL.

                  (a) All normal trash and waste (i.e., waste that does not require special handling pursuant to subparagraph (b) below) shall be disposed of through the janitorial service.

                  (b) Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the janitorial service pursuant to (a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subparagraph (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant's failure to comply with the provisions of this subparagraph (b).

         37. SURRENDER OF PREMISES. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date hereof, natural wear and tear only excepted, and Tenant shall remove all of its personalty therefrom and shall have the right, but not the obligation, to remove all trade fixtures. Tenant shall not be obligated to remove any leasehold improvements. Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be necessary without being guilty of forcible entry, detainer, trespass or other tort. Tenant's obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

         38. CLEANING PREMISES. Upon vacating the Premises, Tenant agrees to return the Premises to Landlord broom clean and in the same condition when Tenant's possession commenced, natural wear and tear excepted.

         39. NO ESTATE IN LAND. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy or sale, and not assignable by Tenant except with Landlord's consent.

         40. CUMULATIVE RIGHTS. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

         41. PARAGRAPH TITLES; SEVERABILITY. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

         42. DAMAGE OR THEFT OF PERSONAL PROPERTY. All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of the Landlord, its employees and agents.

         43. HOLDING OVER. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be at 125% of the Rent due during the last month of the Term. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof.

         44. TERMINATION RIGHT. Provided no Event of Default then exists under this Lease, Tenant shall have the right, at any time during the Term of this Lease, to terminate this Lease upon not less than one hundred eighty (180) days prior written notice to Landlord. If Tenant exercises this termination right, Tenant shall return the Premises to Landlord on or before the termination date specified in Tenant's notice in the condition and in the manner required by
Section 37 of this Lease.

         45. RULES AND REGULATIONS. The rules and regulations in regard to the Building, annexed hereto, and all reasonable rules and regulations which Landlord may hereafter, from time to time, adopt and promulgate for the government and management of said Building, are hereby made a part of this Lease as of fifteen (15) business days after Landlord provides a copy thereof to Tenant and shall, so long as they do not materially adversely affect Tenant's use and enjoyment of, or access to, the Premises during the said Term, be observed and performed by Tenant, his agents, employees and invitees.

         46. QUIET ENVIRONMENT. So long as no uncured Event of Default exists under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Term hereof. Landlord shall protect and defend Tenant's right to possession of the Premises, in accordance with the terms of this Lease, against the claims of all parties claiming by, through or under Landlord.

         47. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

         48. LIMITATION OF LIABILITY. Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building, as such interest is constituted from time to time and to any casualty insurance proceeds, condemnation awards, net income from the Building and any sales proceeds, and, except with respect to the items expressly described above, neither Landlord nor any partner of Landlord, or any officer, director, shareholder, or partner of any partner of Landlord, shall have any personal liability whatsoever with respect to this Lease.

         49. SUBMISSION OF AGREEMENT. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

         50. BROKER DISCLOSURE. Landlord represents that it has dealt with no broker in connection with this Lease. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker in connection with this Lease. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim.

         51. NOTICES. Any notice or statement which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth below. Any such notice shall be deemed given on the date sent or deposited for delivery in accordance with one of the permitted methods described above. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 51. The following are the initial notice addresses for each party:

Landlord's Notice Address:           Fortis Benefits Insurance Company
                                     300 Bielenberg Drive
                                     Woodbury, MN 55125
                                     Attention: Facilities Manager

Tenant's Notice Address:             Fortis, Inc.
                                     One Chase Manhattan Plaza
                                     New York. NY 10005
                                     Attention: James J. Brinkerhoff

With a copy to:                      Fortis, Inc.
                                     One Chase Manhattan Plaza
                                     New York, NY 10005
                                     Attention: Jerome A. Atkinson

         52. FORCE MAJEURE. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond Landlord's control (a "force majeure event") which results in either party being unable to timely perform its obligations hereunder so long as such party diligently proceeds to perform such obligations after the end of the force majeure event, that party shall not be in breach hereunder and this Lease shall not terminate.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.

         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

                                         LANDLORD:

                                         FORTIS BENEFITS INSURANCE
                                         COMPANY, a Minnesota corporation

                                         By: /s/ Robert B. Pollock
                                             --------------------------------

                                             Title: President

                                                  (CORPORATE SEAL)

                                         TENANT:

                                         FORTIS, INC., a Nevada corporation

                                         By: /s/ Robert B. Pollock
                                             --------------------------------

                                             Title: EVP & CFO

                                                  (CORPORATE SEAL)

                              RULES AND REGULATIONS

         1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenants or used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in said building shall not be covered or obstructed by Tenants. The toilets, drains and other water apparatus shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish or other obstructing substances shall be thrown therein.

         2. No advertisement or other notice shall be inscribed, painted or affixed on any part of the outside or inside of said building, except upon the doors, and of such order, size and style, and at such places, as shall be approved and designated by Landlord. Interior signs on doors will be ordered for Tenants by Landlord, the cost thereof to be charged to and paid for by Tenants.

         3. No Tenant shall do or permit to be done in his Premises, or bring or keep anything therein, which shall in any way increase the rate of insurance carried by Landlord on the Building, or on the Property, or obstruct or interfere with the rights of other Tenants or in any way injure or annoy them, or violate any applicable laws, codes or regulations. Tenants, agents, employees or invitees shall maintain order in the Premises and the Building, shall not make or permit any improper noise in the Premises or the Building or interfere in any way with other Tenants, tenants or those having business with them. Nothing shall be thrown by Tenants, their clerks or servants, out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in the Building.

         4. Tenants shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises, except as may be specifically provided otherwise in the Lease.

         5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building, without the approval of Landlord.

         6. No painting shall be done, nor shall any alterations be made to any part of the Building or the Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made in the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken by Tenant or Tenant's agent, the same shall be immediately replaced or repaired by Tenant (subject to Tenant's compliance with Section 12 of the Lease) and put in order under the direction and to the satisfaction of Landlord, or its agents, and shall be kept whole and in good repair. Tenants shall not injure, overload, or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noxious, noisy or offensive business.

         7. A reasonable number of keys will be furnished to Tenants without charge. No additional locks or latches shall be put upon any door without the written consent of Landlord.

Tenants, at the termination of their Lease, shall return to Landlord all keys to doors in the Building.

         8. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles. Tenants must make arrangements with the superintendent of the Building when the elevator is required for the purpose of the carrying of any kind of freight.

         9. The use of burning fluid, camphene, benzine, kerosene or anything except gas or electricity, for lighting the Premises, is prohibited. No offensive gases or liquids will be permitted.

         10. If Tenants desire blinds, coverings or drapes over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord's consent and at the expense of the Tenant desiring them. No awnings shall be placed on the Building.

         11. All wiring and cabling work shall be done only by contractors approved in advance by Landlord and Landlord shall have the right to have all such work supervised by Building engineering/maintenance personnel.

         12. At Landlord's discretion, Landlord may hire security personnel for the Building, and every person entering or leaving the Building may be questioned by such personnel as to the visitor's business in the Building and shall sign his or her name on a form provided by the Building for so registering such persons. Landlord shall have no liability with respect to breaches of the Building security, if any.

                                   EXHIBIT "A"

                                    PROPERTY

The following property located in Washington County, Minnesota:

The East half (E-1/2) of the Northwest quarter (NW-1/4) of Section 5, Township 28 North, Range 21 West, except the North 507 feet of the West 133 feet and the North 190 feet of the East 58 feet of the West 191 feet thereof.

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (this "Amendment") is dated as of April 1, 2001, and is by and between HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a Connecticut corporation ("Landlord"), and FORTIS, INC., a Nevada corporation ("Tenant").

                                    RECITALS

         A. Pursuant to a Lease Agreement dated as of October 1, 2000, Fortis Benefits Insurance Company ("Fortis Benefits"), a Minnesota corporation, and Tenant entered into a certain lease (the "Lease") for space consisting of approximately 44,000 rentable square feet (the "Premises") on the second floor of a building commonly known as 500 Bielenberg Drive, Woodbury, Minnesota.

         B. Effective as of April 1, 2001, Fortis Benefits conveyed to Landlord the real estate of which the Premises are a part. Pursuant to a separate Assignment and Assumption Agreement, Landlord assumed all the obligations of the landlord under the Lease arising from and after the date of the assignment.

         C. The parties hereto wish to amend the terms of the Lease, as provided herein.

                  NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the sufficiency and receipt of which is hereby acknowledged, the parties hereto represent and agree as follows:

         1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the same meanings afforded them in the Lease.

         2. AMENDMENT OF ARTICLE 1. The following additional paragraphs shall be added to Article 1:

                  "The Premises shall be deemed to include all space within which the Halon fire suppression system is located and shall also include certain space located in the small building attached to the rear of the Building in which the existing UPS/battery system is located ("UPS Facility"). The Premises on the second floor are located as shown on the floor plan attached hereto as Exhibit A-1 and hereby made a part hereof and the UPS Facility is located as shown on the Site Plan attached hereto as Exhibit A-2 and hereby made a part hereof."

                  "Tenant shall also have the non-exclusive use of: (i) the cafeteria operated in the Building (but only for so long as Landlord operates such a cafeteria) during the normal and customary business hours for such cafeteria as established by Landlord and at the same rates charged to Landlord's employees; (ii) the loading dock and delivery cage at the Building, at times and upon rules and regulations reasonably established by Landlord, at no additional charge; (iii) the basement floor conference rooms (pursuant to reasonable rules and regulations and schedules established by Landlord, but at no additional charge); and (iv) a mail room pick-up area (of a size reasonably agreed upon by Landlord and Tenant) and at places and times reasonably designated by Landlord, at no additional charge. Tenant understands and agrees that Landlord will accept general mail delivery only for Tenant during normal business hours and that it shall have no obligation to provide any other services related thereto or to delivery of such items to Tenant in Tenant's Premises. Landlord will, however, permit Tenant's mail and package deliveries to be made directly to the Premises during normal business hours and to the guard station at other times, subject to reasonable Building security procedures. Tenant shall have no right of use of, or access to, any health center located in the Building nor to the services of any nurse employed or engaged from time to time by Landlord."

                  "Landlord acknowledges that the PBX system which serves the remainder of the Building and certain computer servers which serve the remainder of the Building are located in the Premises (collectively "Landlord's System"). All of the servers included in Landlord's Systems (which are more particularly described as being owned by Landlord ("H" in ownership column) in Schedule 3.16 of the Asset Purchase Agreement between, inter alia, Landlord and Tenant of even date herewith, will be relocated from the Premises at Landlord's expense and as soon as reasonably practicable but not later than December 31, 2001; provided, however, that Landlord may leave such servers in the Premises later than December 31, 2001 if the only reason therefor is that Landlord has experienced delays in obtaining the necessary building permits from local government authorities and that Landlord has used its commercially reasonable efforts to obtain such permits as soon as practicable; and provided, further, that in any event such servers shall be removed from the Premises not later than April 1, 2002. During the time that Landlord's Systems remain in the Premises, Landlord shall be solely responsible for the repair and maintenance of Landlord's Systems. Upon reasonable prior notice from Landlord to Tenant, Tenant will provide Landlord access to the Premises to perform the maintenance and repair of the Landlord's Systems. Upon the removal of the Landlord's Systems in accordance with the Transition Services Agreement, Landlord will repair any and all damages caused to the Premises or to Tenant's remaining equipment located in the Premises. Landlord hereby waives and releases Tenant, its agents, officers, directors, and employees from any and all claims, damages, liabilities, or costs or any kind or nature arising out of or related to the maintenance or lack of maintenance of the Landlord's Systems, or any loss or damage thereto, unless such loss or damage was caused by the gross negligence or willful misconduct of Tenant."

                  "Landlord agrees that it shall, at its sole expense and as soon as reasonably practical, wall off the existing telephone switching room located within the Premises. Tenant agrees that neither the definition of Premises nor Tenant's Share shall be amended as a result."

         3. AMENDMENT OF ARTICLE 8. Subsection (a) shall be amended by deleting the last three sentences and replacing them with the following: "During the Term, Tenant shall have the nonexclusive right, along with Landlord (and other tenants of the Building), to use Tenant's pro rata share of the capacity of the emergency generators which serve the Building, but such generators will be the property of Landlord and will remain on the Property upon the expiration or termination of the Lease. Landlord agrees that Tenant may inspect the generators, upon reasonable prior notice, to insure that they are in proper working order (which shall include a right to run a 24-hour load test once per year)."

         4.       AMENDMENT OF ARTICLE 10. The following sentences are added:

                  "Landlord's obligation to maintain and repair the Building Systems shall include the Building sprinkler system and the Building fire suppression system, as well as the Building emergency generators. Notwithstanding the foregoing, Landlord shall not be responsible for maintenance of: (1) the UPS/Battery system; (2) the Halon fire suppression system that serves the Premises exclusively, (3) the pre-action sprinkler system; (4) the fiber optic cable system running within and from the Building which serves Tenant's space in the adjacent Gateway Building; and (5) any other systems subsequently determined to serve the Premises exclusively (collectively "Tenant's Systems"). Tenant hereby waives and releases Landlord, its agents, officers, directors, and employees from any and all claims, damages, liabilities or costs of any kind or nature arising out of or related to the maintenance or lack of maintenance of such systems or any loss or damage thereto unless such loss or damage was caused by the gross negligence or willful misconduct of the Landlord. Notwithstanding the foregoing, upon Tenant's written request, Landlord will undertake normal repair and replacement obligations (but only such obligations) for the UPS/Battery system, but all costs related thereto, whether of replacement or repair, shall be billed directly to Tenant and shall not be treated as Operating Expenses for purposes of this Lease."

         5. AMENDMENT OF ARTICLE 11. The following paragraphs are hereby added:

                  "Subject to the provisions of Article 10 above, Tenant shall be solely responsible for maintenance of Tenant's Systems and for procuring whatever licenses or permits may be required in order to maintain or operate such systems. Landlord makes no representations or warranties whatsoever as the permissibility of any such systems under local ordinances or regulations, or their adequacy or fitness to operate for their intended purposes. ALL ASPECTS OF ALL TENANT'S SYSTEMS ARE ENTIRELY THE RESPONSIBILITY OF TENANT. Tenant shall indemnify, defend and save the Landlord, its officers, employees, directors, and agents harmless from and against any and all claims, damages, costs, liabilities or causes of action of any kind or nature arising out of or related to Tenant's Systems. This indemnity shall survive the expiration or termination of the Lease.

         Unless Landlord directs otherwise in writing, Tenant shall remove, at its sole expense, all of Tenant's Systems at the expiration or termination of this Lease and shall repair and restore any damage arising from such removal. In the event Tenant fails to do so, Landlord may remove all such systems at its expense, all such amounts expended being deemed rent hereunder, and charge Tenant for such amounts which shall be immediately reimbursed to Landlord. Tenant's reimbursement obligations hereunder shall also survive the expiration or termination of this Lease."

         6. AMENDMENT OF ARTICLE 13. The following subparagraphs should be added to the end:

         "(d) Notwithstanding the foregoing, all costs and expenses incurred with Tenant's Systems shall be borne exclusively by the Tenant and not be treated as Operating Expenses hereunder.

         (e) The maintenance and repair of the generator systems in the Building shall be performed by Landlord, but shall not be treated as Operating Expenses, but rather shall be shared between Landlord, Tenant, and any other tenant in the Building based on their respective usage of such generators. All such expenses shall constitute additional rent and shall be immediately reimbursable to Landlord upon its presentation of invoices therefor.

         (f) To the extent that Landlord subsidizes the costs of the items sold in the cafeteria, all such subsidies shall be treated as Operating Expenses (in addition to the normal expenses incurred by the Landlord in connection with the operation of such cafeteria; provided, however, Tenant shall have the right to discontinue using such cafeteria, in which case, all such subsidies will, thereafter, not be included in Operating Expenses.

         (g) Certain specific charges related to parking or Building security, such as the issuance of automobile identification or Building security badges may be directly assessed against Tenant on a per user or per employee basis."

         7. AMENDMENT OF ARTICLE 14. The following should be added at the end of the paragraph:

                  "Should Tenant not remove such satellite dishes as and when required, Tenant hereby authorizes Landlord to remove and dispose of such dishes and Tenant shall be responsible for all reasonable costs and expenses incurred by Landlord in so doing, all such amounts expended being deemed rent hereunder, and which shall be immediately reimbursed to Landlord, Tenant's reimbursement obligations hereunder shall also survive the expiration or termination of this Lease.

                  Anything in this section to the contrary notwithstanding, Landlord, at its sole option, may require Tenant at any time prior to the expiration of the Term, to terminate the operation of a dish if it is causing physical damage to the structural integrity of the Building, Landlord may at any time elect by notice to Tenant to relocate the satellite dish(es) provided that such relocation is solely at Landlord's expense and does not unreasonably interfere with Tenant's use of such dishes. Any and all licensing and/or governmental approvals required for the construction, operation or maintenance of such dishes is solely the responsibility of Tenant. Tenant shall operate such dishes in accordance with all applicable laws and shall maintain them at its sole risk and expense. Tenant hereby agrees to indemnify, defend and save the Landlord, its officers, employees, directors, and agents harmless from and against any and all claims, damages, costs, liabilities or causes of action of any kind or nature arising out of or related to the satellite dishes. This indemnity shall survive the expiration or termination of the Lease. The satellite dishes shall be used solely for Tenant's business purposes."

         8. AMENDMENT OF ARTICLE 18. Section 18 is hereby deleted and the following inserted in its place:

                  "At the expiration or termination of this Lease, at the written direction of Landlord, Tenant shall remove (i) all trade fixtures and equipment (but Tenant shall have no obligation whatsoever to remove any leasehold improvements) which it has placed on the Premises, and (ii) any subsequent leasehold improvements made by Tenant and which are, as a precondition to Landlord's consent thereto, required to be removed at the expiration or termination of the Term or any extended Term. Tenant shall repair and replace all damages to the Premises caused by such removal. If Tenant fails to so remove, title to all equipment shall be deemed to have passed to the Landlord as though by bill of sale, and Landlord may remove and sell all such trade fixtures and equipment, and repair and restore the Premises all for the account of Tenant. All such sums expended by Landlord shall be deemed additional rent hereunder, and shall be immediately due and payable to the Landlord. All of Tenant's reimbursement obligations hereunder shall survive the expiration or termination of this Lease."

         9. AMENDMENT TO ARTICLE 19. Section 19 is amended by adding the phrase "or to make such repairs, perform maintenance and provide other services to Landlord's space in the Building" after the word "tenants" in the seventh line.

         10. AMENDMENT TO ARTICLE 20. Subsection (c) is amended by deleting the phrase "three (3)" in the seventh line and replacing it with "seven (7)".

         11. AMENDMENT TO ARTICLE 21. Article 21 is amended by adding the phrase "or which arise out of Tenant's use of any Hazardous or toxic material" after the parenthetical phrase in the fourth line. It is further amended by replacing the reference to Section 22(d) with one to Section 22(e).

         12. AMENDMENT TO ARTICLE 22. Article 22 is hereby amended as follows: subsection a(ii) is modified to provide that Tenant's responsibility for insuring the HVAC System is replaced by Tenant's obligation to insure Tenant's Systems; subsection b(ii) is modified to provide that Tenant shall only be obligated to provide certificates of insurance, not the actual policies; and subsection b(iii) is modified to provide that Tenant's insurer shall only be obligated to give Landlord thirty (30) days advance notice of any cancellation, termination, or lapse of coverage.

         13. AMENDMENT TO ARTICLE 26. Article 26 is amended by adding the following phrase after the word "Landlord" in the third line; "provided however that Landlord need give no more than two notices of monetary default within any given calendar year."

         Article 26 is further amended by adding the phrase "but in all events within ninety (90) days" after the phrase "thirty (30) days" in the sixth line.

         14. AMENDMENT TO ARTICLE 32. Article 32 is amended by adding the phrase "and such other factual matters regarding the status of the Lease that Landlord may reasonably request" following the second parenthetical phrase of the article.

         15. AMENDMENT TO ARTICLE 34. Article 34 is amended by adding the following at the end of the article:

         "provided however that Tenant shall be responsible for any amounts assessed or required to be paid to any governmental authority on account of the parking of motor vehicles for spaces provided to Tenant. If Landlord institutes an automobile identification procedure, Tenant shall cooperate with Landlord's reasonable requirements therefor. Landlord reserves the right to reserve a reasonable number of parking spaces for itself and its business invitees, the location of which will not unreasonably interfere with Tenant's enjoyment of the Premises."

         16. AMENDMENT TO ARTICLE 37. Article 37 is amended by deleting (a) the balance of the first sentence after the word "therefrom," and (b) the second sentence.

         17. AMENDMENT TO ARTICLE 46. Article 46 is amended by adding the phrase "subject to the terms hereof at the end of the first sentence.

         18. AMENDMENT OF ARTICLE 52. Article 52 is amended by adding the following at the end of the clause:

         "provided however that nothing contained in this Section shall be deemed to excuse or permit any delay in the payment of Rent or any delay in the cure of any default which may be cured by the payment of money. Neither Landlord nor Tenant shall be entitled to rely upon an event of Force Majeure unless such party shall give the other party notice of the existence of any Force Majeure preventing its performance of its obligation hereunder within five (5) days after the commencement of the Force Majeure."

         19.      NEW ARTICLE 53. A new Article 53 is added as follows:

                  "Landlord shall notify Tenant prior to commencing any excavation or landscaping on the Property in the vicinity of the fiber optic cables which Tenant is entitled to install on the Property pursuant to Article 54 so that Tenant can mark the location of such fiber optic cables. Landlord will conduct any such excavation in the vicinity of the fiber optic cables in accordance with the provisions of the Fiber Optic Agreement (as defined in Article 54)."

         20.      NEW ARTICLE 54. A new Article 54 is added as follows:

                  "Landlord acknowledges that a series of fiber optic cables run from the Building and service an adjacent building known as the Gateway Building, in which Tenant leases space. Landlord hereby grants Tenant a license to maintain such existing fiber optic cables, and to install new fiber optic cables, on the terms and conditions set forth in Exhibit B attached hereto and made a part hereof ("Fiber Optic Agreement").

         21.      NEW ARTICLE 55. A new Article 55 is added as follows:

         "Landlord reserves the right to reconfigure the Building (excluding the Premises) for security or other reasons so long as there is no unreasonable interference with Tenant's operations on the Premises and Tenant's access is not materially, adversely affected. For example, but not by way of limitation, Landlord may wish to install a separate entrance to the second floor."

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

                                      HARTFORD LIFE AND ANNUITY INSURANCE
                                      COMPANY, a Connecticut corporation

                                      By: /s/ Craig R. Raymond
                                         -----------------------------------

                                      Its: Senior VP & Chief Actuary

                                      FORTIS, INC., a Nevada corporation

                                      By: /s/ William D. Greiter
                                         -----------------------------------

                                      Its: Senior Vice President

STATE OF Georgia  )
                  )      SS
COUNTY OF Fulton  )

         I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY that Craig R. Raymond, personally known to me to be the Senior VP and Chief Actuary of HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a Connecticut corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Senior VP and Chief Actuary he/she signed and delivered the said instrument pursuant to authority given under the Board of Directors of said corporation as his/her free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 1st day of April 2001.

                                                   /s/ Linda V. Lutz
                                                   --------------------
                                                       Notary Public
                                         Notary Public, Gwinnett County, Georgia
                                            My Commission Expires Aug. 6, 2001

STATE OF Georgia  )
                  )      SS
COUNTY OF Fulton  )

         I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY that William D. Greiter, personally known to me to be the Senior VP of FORTIS INC., a Nevada corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Senior VP he/she signed and delivered the said instrument pursuant to authority given under the Board of Directors of said corporation as his/her free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 1st day of April 2001.

                                                          /s/ Linda V. Lutz
                                                          ---------------------
                                                             Notary Public

                                    EXHIBIT B

                              FIBER OPTIC AGREEMENT

         In consideration of the rent paid by Tenant under the Lease to which this Fiber Optic Agreement ("Agreement") is attached, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord grants to Tenant and Tenant accepts from Landlord a license to use the Licensed Area, shown on Exhibit 1 attached hereto. Any term used herein and not otherwise defined shall have the same meaning given to it in the Lease.

         The use of the Licensed Area shall be subject to the terms and conditions set forth in the Lease for use of the Premises to the extent applicable and except as may otherwise be set forth below.

         The duration of this License (License Period) shall be from the Commencement Date of the Lease to the earlier of: (a) the Expiration Date of the Lease (as such date may be extended or sooner terminated pursuant to the terms of the Lease), or (b) or the date on which Tenant's lease in the Gateway Building, Woodbury, Minnesota is terminated; provided however that Tenant may terminate this License for any reason, by notice to Landlord specifying when, not sooner than 30 days after the receipt of such notice, the termination shall be effective.

         Tenant has installed certain fiber optic cables for the sole use of the named Tenant herein in its business operations within the Licensed Area. Detailed plans and specifications are attached hereto as Exhibit 2 showing such existing fiber optic cables. Tenant shall have the right to install additional fiber optic cables in the Licensed Area, subject to the terms and conditions hereinafter set forth. The existing fiber optic cables and any new fiber optic cables installed by Tenant pursuant to this Agreement are hereinafter collectively referred to as "Fiber Line." The plans and specifications for any new Fiber Line, as well as the modification of any existing Fiber Line, shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed; except that if any such new lines or any such modification shall materially increase the nature or size of the Fiber Line, or its use or consumption of services from that currently existing or shall materially interfere with the use of the Land by Landlord, then Landlord may withhold its approval to such new lines or such modification in its sole discretion. Tenant represents that the Fiber Line was (or will be) installed strictly in accordance with the approved plans and specifications. To the extent that Tenant desires to install new Fiber Line or to modify the existing Fiber Line, such new installations or modifications shall be done, at Tenant's expense, by a contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed, and Tenant shall provide Landlord with evidence of the contractor's liability insurance coverage which shall be reasonably satisfactory to Landlord. Tenant agrees to perform any and all excavation work to the extent reasonably possible, during weekends. Tenant shall be obligated to restore the land (and any landscaping) to its previous condition and to repair any damage to the Premises, Building, or Licensed Area caused by such installation. Subject to Landlord's reasonable requirements and conditions, Tenant shall be permitted use of those Building shafts and Common Areas, so long as this Agreement remains in effect, to the extent reasonably necessary to install the Fiber Line and connect it to the Premises.

         Tenant shall be responsible for procuring whatever licenses or permits may be required from third parties for the use or operation of the Fiber Line, and Landlord makes no warranties or representations as to the permissibility of the Fiber Line under applicable Laws or its adequacy or ability to function as required by Tenant. The Fiber Line shall not unreasonably interfere with the operations of Landlord or other tenants occupying the Building or the project in which the Building is located. Tenant shall operate and maintain the Fiber Line at its sole risk and expense and in accordance with all Laws and shall indemnify Landlord against all costs, claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of the installation, operation, maintenance and removal of the Fiber Line. Such indemnity shall survive the Term. Tenant, at its expense, shall procure the satisfaction or discharge of record of all liens and encumbrances filed in connection with the same within 10 business days after Tenant is notified of the filing thereof. Landlord shall have the right to perform maintenance in the Licensed Area and shall use all commercially reasonable efforts to avoid disruption of the Fiber Line. Landlord shall give Tenant notice, at least 24 hours prior to doing any excavation work in the Licensed Area, so that Tenant can mark the location of the Fiber Line, Landlord agrees to perform any and all excavation work, to the extent reasonably possible, during weekends. Landlord will use all commercially reasonable efforts to avoid damaging the Fiber Line, in any way, as a result of such excavation work. Landlord hereby agrees to reimburse Tenant for all costs necessary to repair any damage caused by Landlord or its contractors or agents to the Fiber Line. The Fiber Line shall remain Tenant's Property and Tenant may, but shall not be obligated, at its sole cost and expense, to remove the Fiber Line on or before the Expiration Date. If Tenant elects to remove the Fiber Line, Tenant shall be obligated to repair any damage to the Premises, Building, Licensed Area or Land caused by such removal, and such removal shall otherwise be conducted in accordance with Landlord's reasonable requirements. If Tenant does not elect to remove the Fiber Line, Tenant hereby authorizes the Landlord to remove and dispose of the Fiber Line.

         Anything in this Schedule I to the contrary notwithstanding, Landlord, at its sole option, may require Tenant at any time prior to the expiration of the Term, to terminate the operation of the Fiber Line if it is causing physical damage to the structural integrity of the Building, interfering with any other service provided by the Building or interfering with any other occupant of the Building's business; provided, however, Tenant shall have the right to correct the damage or interference caused by the Fiber Line to Landlord's reasonable satisfaction within 30 days and, if Tenant does so, Tenant may restore the operation of the Fiber Line, at Tenant's expense. If the damage or interference is not corrected within 30 days, Landlord, at its sole option, may require that Tenant remove the Fiber Line at Tenant's expense, Landlord may, at any time, upon not less than 30 days prior notice to Tenant elect to relocate the Fiber Line, provided that: (i) such relocation shall be at Landlord's sole expense,
(ii) the work shall be done during non-business hours, at a time mutually agreed upon by Landlord and Tenant, and (iii) such relocation shall not unreasonably interfere with Tenant's use or operation of the Fiber Line. Landlord shall have no responsibility for performing any maintenance or repair of the Fiber Line, nor shall Tenant be entitled to any services with respect to the Fiber Line.